Exhibit 10.1

LICENSE AGREEMENT

This license agreement (“License Agreement”) is made as of May 31, 2012, by and between:

Sumitomo Precision Products Co., Ltd., a Japanese corporation having a place of business at 1-10 Fuso-cho, Amagaski, Hyogo 660-0891 Japan (hereinafter “SPP”), and

Visualant, Incorporated a corporation under the laws of the State of Nevada having a business address of 500 Union Street, Suite 406, Seattle, Washington, 98101, and its subsidiaries and affiliates (hereinafter “VISUALANT”).

SPP and VISUALANT are collectively referred to in this License Agreement as the “Parties” or in the singular as a “Party”.

WHEREAS:

1.	SPP and VISUALANT have entered into a Joint Research and Product Development Agreement (JRPDA) and a Stock Purchase Agreement of even date herewith, and

2.	The Parties each are desirous of entering into an Intellectual Property licensing agreement regarding certain existing rights in Intellectual Property owned by Visualant;

3.	VISUALANT has developed, owns, has received patents and has patents pending on certain proprietary technology known as Spectral Pattern Matching or SPM technology.

4.

NOW, THEREFORE, in consideration of the foregoing, the promises herein and in the JRPDA, and in the Stock Purchase Agreement and for other good and valuable consideration set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

A.	DEFINITIONS

1.

“Intellectual Property” or “IP” means technical and other specifications, technical designs or solutions, drawings, diagrams, protocols, schematics, apparatuses, hardware, tools, devices, descriptions, methods, techniques, processes, formulae, specifications, procedures, methods and results, algorithms, software, software code (in any form including source code and object code or executable code), user interfaces, database rights, trade secrets, registered or unregistered trademarks and service marks, know-how, inventions whether patentable or not, patent applications, patents, registered and unregistered copyrights, confidential or proprietary information, mask works rights, registered and unregistered design rights, utility models, and any other forms of technology, in each case whether registered or unregistered, throughout the World, as well as business information including, but not limited to, business plans, vendors, supply sources, customers, potential customers and pricing, as well as other Confidential Information.

2.	“SPM” means Spectral Pattern Matching, the trade name of VISUALANT’S Intellectual Property.

B.	GRANT OF LICENSE(S) TO SPP BY VISUALANT

1.

VISUALANT License Grant.  In exchange for an initial payment of US$1,000,000 to VISUALANT by SPP, SPP shall obtain an exclusive license to all related IPs of the SPM technology. The exclusive territory shall include Japan, China, Taiwan, Korea and the entirety of Southeast Asia (Burma, Indonesia, Thailand, Cambodia, Laos, Vietnam, Singapore and the Philippines).  At the completion of the JRPDA the parties shall decide upon the running royalty to be paid by SPP to VISUALANT.  In addition the payment contemplated by B.1 is consideration for the following license grants by VISUALANT to SPP.

2.	The licenses granted to SPP by VISUALANT in this Section B:

a.	include the right to sublicense to any wholly-owned subsidiary of SPP; and

b.	are not assignable or transferrable except as part of a sale of substantially all business assets or line of business of VISUALANT as set out in the JRPDA.

3.	Nothing in this license shall inhibit VISUALANT’S ability to license the IP to other partners in territories and/or fields of use not ultimately covered by this license.

C.	UNRELATED PRODUCTS AND SERVICES

1.

For greater certainty, nothing in this License Agreement shall inhibit a Party’s right to make, have made, use, offer for sale, sell, import, copy, make derivative, display, perform or otherwise distribute, market or provide any product (including software or firmware) or any service which does not employ the other Party’s Background Intellectual Property or Solely Developed Intellectual Property as such terms are defined in the JRPDA.

D.	PRODUCTION LICENSE

1.

In the event that the development of a mutually acceptable Scan Head is successfully completed under the JRPDA, the Parties agree to negotiate in good faith with respect to a license if each Party’s respective Intellectual Property as may be needed to enable the manufacture and sale of the Scan Head into the market.

E.	TERM AND TERMINATION

1.

The term of this License Agreement shall be minimum 5 years, and to be discussed and agreed after the completion of JRPDA along with running royalty to be paid by SPP to VISUALANT as described in clause B.1.

2.

In the event this License Agreement expires or is otherwise terminated (a) for a material breach, the non-breaching Party may revoke any or all licenses granted to the breaching Party herein; or (b) for any other reason, the licenses granted herein shall survive.

F.	MISCELLANEOUS

1.	Nothing in this License Agreement is intended to change or supersede the terms of the JRPDA or the Existing Confidentiality Agreement, and the terms of the JRPDA should be controlling.

2.	All notices, requests, consents, and other communications, required or permitted to be given hereunder, shall be in accordance with protocol set out in the JRPDA.

In Witness Whereof, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representative.

Sumitomo Precision Products Co., Ltd.

By:	/s/ Susumu Kaminaga
Name:	Susumu Kaminaga
Title:	President

Visualant Incorporated

By:	/s/ Ronald P. Erickson
Name:	Ronald P. Erickson
Title:	President and CEO